SCHEDULE II

RIMBEY PIPE LINE CO. LTD.
BY-LAW NO. 1
THE FOLLOWING IS ENACTED AS A BY-LAW OF RIMBEY PIPE LINE CO. LTD.:

1.    Interpretation
In this by-law,

(a)  "Act" means the Business Corporations Act of Alberta ;

(b)  "board" means the board of directors of the Corporation;

(c)  "Corporation" means Rimbey Pipe Line Co. Ltd.;

(d)  "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

(e)  words importing the singular include the plural and vice versa;

(f)  words importing the masculine gender include the feminine and neuter genders; and

(g)   words used in this by-law without being defined have the same meaning as in the Act if defined in the Act.

2.  Shares

        The maximum commission that the Corporation may pay to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Corporation, or his procuring or agreeing to procure subscriptions for any shares in the Corporation, shall be twenty-five percent (25%) of the price at which such shares are sold.

3.  Transfers of Shares

        Shares in the Corporation shall be transferred in the form set forth on the back of the share certificate attached to By-Law No. 2 of the Corporation.

4.  Meetings of Shareholders

    (1)  The quorum of a meeting of shareholders shall be shareholders personally present not being less than two in number, and holding or representing by proxy, not less than seventy-five percent (75%) of the issued shares of the Corporation. No business shall be transacted at any meeting of shareholders unless the required quorum be present at the commencement of business and throughout the meeting.

    (2)   Subject to the foregoing provision, a shareholder and any other person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephone or another communications facility which permits all persons participating in the meeting to hear each other.

    (3)   The chairman of a meeting of shareholders shall be the first mentioned of such of the following officers as are present at the meeting: the President and the Vice-President. If neither officer is present within fifteen (15) minutes from the time fixed for the holding of the meeting, the shareholders present shall choose another director as chairman, and if no director be present or if all the directors present decline to take the chair, then the shareholders present shall choose one of their number to be chairman.

    (4)   The Secretary shall act as secretary of the meeting and failing him, the Assistant Secretary, and if both the Secretary and the Assistant Secretary are absent, the chairman shall appoint a person to act as secretary of the meeting.

    (5)   The chairman of a meeting of shareholders shall conduct the procedure at the meeting in all respects and his decision on a matter or thing, including but without in any way limiting the generality of the foregoing, a question regarding the validity or invalidity of an instrument of proxy, shall be conclusive and binding upon the shareholders.

    (6)   The chairman of a meeting of shareholders may appoint one or more persons who need not be shareholders, directors, officers or employees of the Corporation, to act as scrutineers at the meeting.

    (7)   A declaration by the chairman of a meeting of shareholders that a resolution has been carried, carried unanimously, carried by a particular majority, lost or not carried by a particular majority, shall be conclusive evidence of the fact.

    (8)   The chairman of a meeting of shareholders may vote as a shareholder if he is a shareholder or proxyholder.

    (9)   The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office or with the Secretary of the Corporation before the time for holding the meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid provided that the directors may by resolution require that a proxy shall be deposited as aforesaid at any time not exceeding forty-eight (48) hours before the time for holding such meeting.

    (10)   Every instrument of proxy shall, as nearly as the circumstances will permit, be in the following form or to the following effect:

"___________________, being a Shareholder of RIMBEY PIPE LINE CO. LTD., hereby appoints ___________________, or failing him __________________, as its proxy to vote for it and on its behalf at the Annual (Special) Meeting of the Corporation to be held on _______________ and at any adjournment thereof. DATED this______ day of ________________________. _________________________"

5.  Meetings of Directors

    (1)   Directors' meetings may be held anywhere within Canada or the United States of America.

    (2)   Meetings of the directors may be held at any time without formal notice if all of the directors are present, or those absent having signified their consent in writing to the meeting being held in their absence. Notice of any meeting where notice has not been dispensed with shall be delivered or mailed or telegraphed to each director at such time as will enable each of such directors to whom notice is required to be given to proceed to such meeting in due course and in any event a notice of such meeting delivered, mailed or telegraphed to each director, at his ordinary address two (2) days prior to such meeting shall be sufficient notice of any meeting of directors. In computing such period of two (2) days, the day on which such notice is delivered, mailed or telegraphed shall be excluded, but the day for which notice is given shall be included. Notice of any meeting or irregularity in any meeting or the notice thereof may be waived by any director.

    (3)   A director may participate in a meeting of the board or of a committee of directors by means of a telephone or another communications facility which permits all persons participating in the meeting to hear each other.

    (4)   A director or the President may at any time, and the Secretary upon the request of a director shall, convene a meeting of the directors.

    (5)   A newly-elected board may hold its first meeting for the purposes of organization and the appointment of officers without notice immediately following the meeting of shareholders at which the board was elected.

    (6)   The chairman of a meeting of directors may vote at a meeting of the board.

    (7)  Questions arising at any meeting shall he decided by a majority of votes.

    (8)   The Chairman of the board, if any, shall act as chairman at all meetings of the board and in his absence the President, or in his absence the Vice-President, if any, of the Corporation shall act as chairman, and if there is no Chairman of the board, the President or Vice-President, or if at any meeting the Chairman of the board, the President and Vice-President are all absent the directors may elect a chairman of their meetings and determine the period for which he is to hold office; but, if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

6.  Powers of Directors

         Without prejudice to the powers expressed or implied by the Act, it is hereby expressly declared that the directors shall have the following powers from time to time:

    (1) to take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Corporation;

    (2) to pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Corporation;

    (3) to purchase or otherwise acquire for the Corporation any property, rights, or privileges which the Corporation is authorized to acquire, at such price, and generally on such terms and conditions as they think fit;

    (4) subject to the Act, to pay for any property, rights, or privileges acquired by, or services rendered to the Corporation, either wholly or partially in cash, or in shares, bonds, debentures, or other securities of the Corporation, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures or other securities may be either specifically charged upon all or any part of the property of the Corporation and its uncalled capital, or not so charged;

    (5) to secure the fulfilment of any contracts or engagements entered into by the Corporation by mortgage or charge of all or any of the property of the Corporation and its unpaid capital for the time being, or in such manner as they may think fit;

    (6) to appoint and at their discretion to remove or suspend such managers, secretaries, officers, clerks, agents and servants for permanent, temporary or special services as they may from time to time think fit, and to determine their powers and duties and fix their salaries or emoluments, and to require security in such instances and to such amount as they think fit;

    (7) to appoint any person or persons or any corporation to accept and hold in trust for the Corporation, any property belonging to the Corporation, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

    (8) to institute, conduct, defend, compound, or abandon any legal proceedings by and against the Corporation or its officers, or otherwise concerning the affairs of the Corporation, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Corporation;

    (9) to refer to arbitration any claims or demands by or against the Corporation and to observe and perform the awards;

    (10) to make and give receipts, releases and other discharges for money payable to the Corporation, and for the claims and demands of the Corporation;

    (11) to determine who shall be entitled to sign on the Corporation’s behalf bills, notes, receipts, acceptances, endorsements, cheques, releases, contracts and documents;

    (12) to provide for the management of the affairs of the Corporation abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Corporation, with such powers, including power to sub-delegate, and upon such terms as may be thought fit;

    (13) to invest and deal with any of the monies of the Corporation not immediately required for the purposes thereof, and upon such securities and in such manner as they may think fit, and from time to time to vary or realize such investment;

    (14) to execute in the name and on behalf of the Corporation in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Corporation, such mortgages of the Corporation’s property, present and future, as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon;

    (15) to give to any officer or other person employed by the Corporation a commission on the profits of any particular business or transaction, or a share in the general profits of the Corporation, and such commission or share of profits shall be treated as part of the working expenses of the Corporation;

    (16) before recommending any dividend to set aside out of the profits of the Corporation such sums as they think proper as a reserve fund to meet contingencies, or for special dividends, or for repairing improving and maintaining any of the property of the Corporation, any for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Corporation; and to invest the several sums so set aside in such investments other than shares of the Corporation as they may think fit, and from time to time to deal with and vary such investments and to dispose of all or any part thereof for the benefit of the Corporation, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Corporation, and that without being bound to keep the same separate from the other assets;

    (17) to make, vary and repeal resolutions for the regulation of the business of the Corporation, or of its officers, and servants, or of the members of the Corporation, or any section thereof;

    (18) to enter into all such negotiations and contracts, to rescind and to vary all such contracts and to execute and do all such acts, deeds and things in the name and on behalf of the Corporation as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Corporation;

    (19) to sell the undertaking and property of the Corporation, provided that, the whole undertaking and property of the Corporation or any major undertaking or development operation or a principal assets of the Corporation shall not be sold except with the approval of the shareholders.

7.    Officers

    (1)  The board shall appoint the officers.

    (2)  The officers of the Corporation shall be: the President, the Vice-President, the Treasurer, the Secretary and the Assistant Secretary.

    (3)  The President shall be the chief executive officer of the Corporation, shall preside over meetings of the board if a director and of the shareholders and, subject to the authority of the board, shall supervise the business and affairs of the Corporation.

    (4)  The Vice-President shall, in the absence of the President, in the event of his inability to serve or on his instructions, perform the duties of the President.

    (5)  The Treasurer shall keep proper accounting records and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and shall render to the board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation.

    (6)  The Secretary shall attend and be the secretary of all meetings of the board, of shareholders and of committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings; shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; and shall have custody of the corporate seal and of all books, papers, records, documents and instruments belonging to the Corporation.

    (7)  The Assistant Secretary shall, in the absence of the Secretary, in the event of his inability to serve or on his instructions, perform the duties of the Corporate Secretary.

    (8)  The board may prescribe additional duties for the officers and the President may prescribe additional duties for the other officers.

8.  Authority of Officers

        The officers may do all things within the limits specified in any delegation of authority that is in effect as they deem necessary or expedient for the effective management, operation or well-being of the Corporation, with full power to delegate authority to other officers of employees of the Corporation as they deem necessary or advisable.

9.  Protection of Directors and Officers

         (1) Except in respect of an action by or on behalf of the Corporation to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or the other corporation, if

        (a)   he acted honestly and in good faith with a view to the best interests of the Corporation, and

        (b)   in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        (2)   The Corporation shall with the approval of the Court indemnify a person referred to in sub-clause (1) in respect of an action by or on behalf of the Corporation or the other corporation referred to in sub-clause (1) to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or the other corporation referred to in sub-clause (1), against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subclause. (l)(a) and (b).

10.  Corporate Seal

     The seal, the imprint of which appears at the end of this by-law, shall be the seal of the Corporation.

11.  Period of Financial Year

     The financial year of the Corporation shall terminate on December 31st of each year.

12.  Execution of Instruments

    (1)   Deeds, transfers, assignments, contracts, obligations, security certificates and other instruments may be signed on behalf of the Corporation by two persons, one being the President or the Vice President, and the other being the Secretary or the Assistant Secretary.

    (2)   The board may from time to time direct the manner in which and the person or persons by whom a particular instrument or a class of instruments may or shall be signed.

    (3)   A signing officer shall affix the corporate seal to an instrument requiring the same.

    (4)   Except in the case of a security certificate as provided for in the Act and subject to sub-clause (2), a signature on a document, notice or other instrument issued by the Corporation may be made manually, printed or otherwise mechanically reproduced.

13.  Coming into Force

     This By-Law shall come into force at and be effective from the time of the issuance of a Certificate of Continuance to the Corporation under the Act.

    ENACTED this 18th day of June, 1984.

                                                  ________/s/_____________
                                                  President

                                                  _______/s/____________
                                                  Assistant Secretary
Directors' Meeting
Rimbey Pipe Line Co. Ltd.
June 22, 1983 - 5 -

    RESOLVED:

    1.   That the Company maintain an account with the Bank of Montreal, Calgary, Alberta, under the name "General Account" and enter into such agreement, if any, with such Bank as may be required for the operation of such account.

    2.   That in connection with such Bank Account any two of the persons appointed pursuant to this resolution be authorized to sign manually or by facsimile all cheques and that receipts for statements of account, pay cheques and other vouchers related thereto shall bear the signature of at least one of the said duly authorized persons.

    3.   In connection with such Bank Account any two of the officers be and they are hereby authorized and empowered to appoint from time to time persons for the purpose of signing the cheques drawn on such Bank Account and for the purpose of signing receipts for statements of account and paid cheques and other vouchers, and for the purpose of endorsing cheques and other bills for deposit to the credit of such Bank Account and to certify the names of such appointments from time to time in writing to the Bank.

    4.   That this authority shall not extend to the borrowing of money by overdraft or otherwise or to the signing of notes or other evidence of indebtedness of the corporation to the Bank or to the giving of security by the corporation.

    5.   That the Bank be and is hereby authorized to accept notification in writing of such appointments and of changes therein from time to time over the signatures of any two of the aforesaid officers of the corporation.

    6.   All previous resolutions relating to Bank Accounts are revoked.

    7.   This resolution shall become effective August 1, 1983.

1981-04-16 Directors-Officers-Insiders-Dividends
7-101
Rel 133

OFFICERS

    Officers Generally and Their Power to Contract

      Although the management of the business and affairs of the corporation is vested in the directors, they may appoint from their number a resident of Canada to be a managing director. Apart from the chairman of the board and the managing director, there is no requirement for other officers such as a president, if one is appointed, to be a director. Subject to the articles, the by-laws or any unanimous shareholder agreement, the directors may designate the offices of the corporation, appoint as officers persons of full capacity, specify their duties and delegate to them powers to manage the business and affairs of the corporation. Pursuant to their duty to exercise care, diligence and skill, the directors should be satisfied of the competence of such appointees. This power to delegate excepts powers to do anything referred to in subsection 110(3) outlined under the heading “Delegation of Powers and Duties” above. The Act states that directors may be appointed to any office of the corporation and that two or more offices may be held by the same person. Officers and agents are subject at common law to an agent’s strict duty of care. Also section 117 expressly makes them subject to the duty of care, diligence and skill discussed above for directors. However, it would appear that officers do not have the benefit of the reliance provision contained in section 118(4), authorizing them to rely on financial statements and reports of independent experts.

        In a case based on the provisions of the Quebec Companies Act, where the directors, at their first meeting after re-election, were unable to elect a president or appoint other officers due to a deadlock, and where the charter and by-laws of the corporation contained no provision dealing with the matter, the Supreme Court of Canada held that the office of president was vacant as the prior incumbent had ceased to be the choice of the majority of the directors. In commenting on the effect of the Quebec Companies Act, the Court held that, once there is a fresh election or re-election of directors, the new directors become immediately and exclusively vested with the duty and right to elect a president from among themselves and, in the absence of express or implied approval by the newly elected board, the office of the incumbent president expires. The “holding-over” doctrine applies only to the office of directors, not to that of president (Ghimpelman v. Bercovici, [1957] S.C.R. 128).

        Accordingly, the president (if any) and the managing director should be elected and other officers appointed immediately after an election of directors. (For Form of minutes of such a meeting see Form VII.21.) If it is not intended that the tenure of officers should expire on the next election of the board, an appropriate provision to this effect should be included in the by-laws of the corporation.

      The acts of officers are valid notwithstanding any defects that may afterwards be discovered in their appointment, election or qualification (section 111).

Canada Corporation Manual